SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

October 27, 2005

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 27, 2005, Cimarex Energy Co. received notification from L. F. Rooney, III of his resignation as a director of Cimarex.  Mr. Rooney’s resignation followed confirmation by the United States Senate of his July 2005 nomination to serve as the Ambassador to the Holy See.  His resignation is effective immediately.

Effective October 31, 2005, the Board of Directors, upon the nomination and recommendation of the Governance Committee, elected Monroe W. Robertson as a Class II director to serve until Cimarex's annual meeting of shareholders to be held in 2007. The Board intends to appoint Mr. Robertson to its Audit Committee.

Mr. Robertson has 30 years of experience with both major and independent oil and gas companies, with responsibilities progressing from financial analysis and corporate planning to management roles including, Chief Financial Officer and Chief Operating Officer. Mr. Robertson holds B.S. and M.S. degrees from the Massachusetts Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated:	November 1, 2005	By:	/s/ Paul Korus
Paul Korus, Vice President,
Chief Financial Officer and Treasurer